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                                                                  EXHIBIT 10.21


                  ENGINEERING AND SPECTRUM MANAGEMENT AGREEMENT

     ENGINEERING AND SPECTRUM MANAGEMENT AGREEMENT (this "Agreement"), dated as of the 1ST day of MARCH, 1999, by and among CS Wireless Systems, Inc. ("Company"), a Delaware corporation having a place of business at 1101 Summit Avenue, Plano, TX 75074, CAI Wireless Systems, Inc. ("CAI"), a Connecticut corporation, having a place of business at 18 Corporate Woods Boulevard, Albany New York and CAI/AMI Spectrum Management, Inc. ("AMI" or "Manager"), a Delaware corporation and wholly owned subsidiary of CAI, having a place of business at 2101 Wilson Boulevard, Suite 100, Arlington, VA 22201.

     WHEREAS, the Company desires to continue to expand the uses to which the microwave radio frequencies, including without limitation MMDS, MDS, ITFS and WCS spectrum under its control ("Spectrum" as further defined below) can be put, in order to maximize the value of the Spectrum and perform its obligations under the terms of various frequency leases;

     WHEREAS, the Federal Communications Commission has approved the grant of broad authority for flexible two-way use of the Spectrum in a digital format pursuant to complex procedures that require significant engineering effort ("Two-Way Authority", as further defined below);

     WHEREAS, the Company does not have the experienced personnel that would allow it to pursue and take advantage of the Two-Way Authority within the earliest filing periods contemplated by the FCC orders authorizing Two-Way Authority and has concluded that it would not be possible to hire such experienced personnel or to arrange for such work to be conducted by unrelated contractors except at significant expense to the Company, if at all;

     WHEREAS, AMI has experienced engineering/licensing capability, directly and through affiliated and unaffiliated third parties, and because of the extensive work done by its personnel to date, has substantial experience with respect to the industry, the FCC and the specific Business Plan (defined herein) of the Company;

     WHEREAS, CAI is engaged in the development of its Spectrum in a manner contemplated by the Business Plan and directly and through AMI has significant experience in the industry and has had extensive contact with potential strategic users of the Spectrum;

     WHEREAS, CAI and the Company believe that by coordinating their Two Way Authority efforts and by combining the access to their Spectrum through a single plan engineered and managed by AMI personnel as a single cohesive platform across their respective markets, the Company is more likely to achieve the goals reflected in the Business Plan or otherwise maximize the value of its Spectrum for all of its stakeholders;

     WHEREAS, CAI is prepared to incorporate the Company's Spectrum and Markets in the arrangements it is discussing with potential strategic investors on the terms herein set forth and to make AMI's services available to the Company substantially on a pro rata cost plus

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administrative fee basis;

     WHEREAS, AMI is prepared to assume the engineering and licencing functions of the Company and to undertake to assume all responsibility for applications and negotiations for Two-Way Authority, subject to the terms and conditions hereinafter set forth;

     WHEREAS, Company previously retained CAI to perform certain engineering services pursuant to that certain Engineering Services Agreement dated as of March __, 1998, to which CAI is not prepared to continue to devote resources and which, in any event, did not provide the Company sufficiently comprehensive services to be able to complete its filings for Two Way Authority in accordance with its Business Plan and maintain and enhance the value of its Spectrum;

     WHEREAS, Company and CAI terminated the Engineering Services Agreement, and the Company and Manager are prepared to establish a comprehensive contractual relationship whereby Manager will provide various managerial, operational and engineering services to Company for the benefit of Company and its stakeholders; and

     WHEREAS, Company, the Manager and CAI intend that this Agreement shall set forth the terms and conditions of the comprehensive contractual relationship of the parties and effect the termination of the Engineering Services Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manager, CAI and Company hereby agree as follows:

                                     ARTICLE 1
                                    DEFINITIONS

     1.1  The following terms shall have the meanings assigned below:

     (a)  "Approved Budget" means the budget appended to the Business Plan.

     (b) "Business Plan" means the joint Business Plan of the Company and CAI for the development of their Spectrum, as approved by the Board of Directors of the Company, and attached as Exhibit A1/2 to this Agreement no later than March 9, 1999, together with the five (5) year budget attached thereto, which shall include the associated budget for the Two Way Authority and for the estimated cost of the services hereunder, together with such amendments thereto as may be approved by majority vote of the independent directors of each of the Company and CAI.

     (c) "Spectrum Rights" means MMDS/MDS/ITFS and WCS bandwidth leased, licensed, or otherwise controlled by the Company.

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     (d)  "Market" means any geographic area in which the Company or CAI, as the case may be, has Spectrum Rights, at any time during the term of this Agreement.

     (e)  "FCC" means the Federal Communications Commission and its staff.

     (f) "Analog Video and One Way Internet Operations" means the business of the Company in providing retail video service and, where applicable, Internet delivery telephone return/services to the public, and related support services, including video analog engineering, call center operations, installation and similar services including such services provided by independent contractors.

     (g)  "Fully Allocated Cost of Performance" has the meaning set forth in
SECTION 3.1(B)  hereof.


     (h) "AMI Personnel Costs" has the meaning set forth in SECTION 3.1(B) hereof.

     (i) "AMI Office Rent Expenses" has the meaning set forth in SECTION 3.1(A) hereof.

     (j) "AMI Equipment Expense" has the meaning set forth in SECTION 3.1(B) hereof.

     (k)  "Operational Management Services" has the meaning set forth in SECTION
2.6 hereof.

     (l) "Engineering/Spectrum Management Contract Price" has the meaning set forth in SECTION 3.1(A) hereof.

     (m) "CAI Personnel Costs" shall be the full cost of a CAI employee, including, without limitation, such employee's base salary, cash bonus (not to exceed 20% of base salary), retirement and health and welfare benefits and all associated taxes and withholdings, but excluding any equity-based compensation.

                                     ARTICLE 2
              OBLIGATIONS OF THE PARTIES WITH RESPECT TO THE SPECTRUM

     2.1 GENERALLY. Subject to the terms and conditions provided for herein, each of the parties hereto shall assume the responsibilities and obligations set forth below and hereby covenants and agrees to take the actions consistent with, or to refrain from taking action inconsistent with, meeting such responsibilities and obligations all as set forth herein.

     2.2  ENGINEERING/SPECTRUM MANAGEMENT SERVICES.

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     (a)  GENERAL.  Manager shall furnish, or otherwise arrange for, manage and supervise, all engineering and technical advice, services and consulting relating to the organization, transmission and/or delivery of (i) wireless cable, (ii) voice, video and data delivery and/or access and (iii) telephony services in each of the Company's Markets. The Manager shall formulate for and on behalf of the Company, a plan for each of the Company's Markets to overlay the Company's existing platform, which plan shall be engineered to address interference and functionality issues, and shall, to the fullest extent possible, be uniform among the Company's Markets and the Markets of CAI, so as to facilitate access by one or more strategic users of the bandwidth represented by the Spectrum Rights across all Markets of the two companies.

     (b) SPECTRUM MANAGEMENT SERVICES. Manager shall act for and on behalf of the Company in all matters relating to the ownership, acquisition, disposition, maintenance and operation of the Spectrum, subject to the terms of this Agreement and, if necessary, under applicable law, to the approval of the Company's Board of Directors. Manager shall be responsible for the planning and presentations to the Company's Board of Directors and senior management (as required hereunder and as may be required under applicable law) and any proposals relating to the acquisition, disposition, maintenance, and operation of the Company's Spectrum that vary from the Business Plan. Manager shall maintain a Licensing Committee, which shall be comprised of Gerald Stevens-Kittner, Steve Moncrieff and Derwood Edge and/or such additional or different members as it shall reasonably determine appropriate after consultation with the Company's Board of Directors.

     2.3 FULL DELEGATION OF AUTHORITY TO MANAGER. The Company hereby delegates to the Manager all authority necessary to act in its name and place for all purposes of dealing with the FCC and any other governmental agency or body, and with respect to any licensee of Spectrum with which the Company has a lease or other contractual relationship or with which the Company may enter into a lease or other contractual relationship during the term hereof, with respect to the subject matter of this Agreement. Without limiting the generality of the foregoing, the Manager shall have full discretion (subject to such approvals as may be required of the Company's Board of Directors under applicable law) in negotiating or renegotiating all leases or other contracts for Spectrum Rights, including all terms thereof, the filing of all applications, formulating strategies and designing engineering and related plans and such discretion shall be absolute; provided, however, that such discretion shall be exercised only in
good faith in furtherance of the Company's Business Plan.   Notwithstanding the
foregoing, the Manager shall not have the authority to increase the amounts payable to any lessor under a lease for Spectrum Rights or to enter into a new lease of Spectrum Rights on behalf of the Company, which increase or new lease requires payments in excess of 3% of the amounts assumed in the Business Plan or the Approved Budget. Manager and Company agree that Manager shall have the sole discretion in determining the scope of the services appropriate in any particular Market at any particular time and, recognizing that applications and related work will not occur simultaneously in all Markets, that Manager shall determine in its sole

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discretion, consistent with the Business Plan, the order in which the Markets shall be engineered, the timetable for completing the necessary work, the scope of the work in the particular Market and whether and to what extent work in a particular Market may be delayed or accelerated. The Manager shall be responsible for coordinating all communicationswith the FCC and the
Company agrees that it shall not interfere or otherwise deal with any of the matters under the authority of the Manager during the term of this Agreement, except for such action as Company must take to preserve the value of its assets for its stakeholders. Manager shall have full discretion in determining which services shall be conducted by its own personnel and which services, if any, shall be performed by independent contractors retained by Manger on its own behalf or on behalf of the Company, subject to the
parameters set forth in the Business Plan or the Approved Budget.   The
Company acknowledges that the work product of the Manager is its exclusive proprietary information and that the Company shall not have access to any such work product nor the right to share or exploit such work product in any Market without the prior written consent of the Manager, beyond the uses necessary to implement the Business Plan in the particular Market.

     2.4 ARRANGEMENTS FOR WHOLESALE/RETAIL USE OF THE SPECTRUM. The Company hereby delegates irrevocably to CAI and to AMI during the term of this Agreement the right and authority to act in its stead in respect of the use of its Spectrum for any commercial purpose consistent with the Business Plan, subject to such approvals as may be required of the Company's Board of Directors under applicable law. CAI and AMI covenant and agree that if and to the extent the Company's Spectrum is included in any arrangement with one or more third parties, the arrangements involving the Company's Spectrum shall be no less favorable than the arrangements entered into by CAI with respect to its Spectrum, except where such modified arrangement is due to factors that are not present in the case of the CAI Spectrum and such modification has been approved by a majority of the independent members of the Board of Directors of the Company. The Company shall be bound by the terms of any agreement entered into on its behalf hereunder by Manager or CAI with third parties for the duration of such agreements, without regard to the expiration of the term of this Agreement.

     2.5 ACTING CEO SERVICES. During the term of this Agreement, Manager shall provide executive management services to the Company, which services shall consist of oversight of the Company's strategic direction, including the development and implementation of the Business Plan and the provision of an acting chief executive officer ("CEO") who shall initially be Jared E. Abbruzzese. The individual named to serve as CEO herein shall not be replaced, nor have his responsibilities or authority reduced, absent prior written approval of a majority of the independent members of the Board of Directors of the Company.

     2.6 OPERATIONAL MANAGEMENT SERVICES. During the term of this Agreement, Manger shall provide supervisory services with respect to the Company's Analog Video and One-Way Internet Operations. Supervisory services shall consist of oversight of all of the Company's operations and the provision of an acting chief operating officer ("COO") who shall initially be Derwood Edge, and which COO shall provide operational management

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services to the Company (collectively, the "Operational Management
Services"). The individual named herein to serve as COO shall not be replaced, nor have his responsibilities or authority reduced, absent prior written approval of a majority of the independent members of the Board of Directors of the Company.

     2.7  EMPLOYEES.   All personnel assigned by Manager to perform Services
will be employees of Manager and Manager will pay all salaries and expenses of and all federal, social security, federal and state unemployment taxes, and any other payroll or withholding taxes relating to such employees. Manager will be considered, for all purposes, an independent contractor, and it will not, directly or indirectly, act as an agent, servant or employee of the Company, or make any commitments or incur any liabilities on behalf of Company without its prior written consent (except that nothing herein shall be interpreted to restrict the rights of the Manager and CAI delegated pursuant to Sections 2.3 and 2.4 hereof).

     2.8  STANDARD OF CARE.    Manager shall perform the Services with the same
degree of care, skill and prudence customarily exercised by it in respect of its own business operations and affairs, which standards shall be in accordance with the standards generally applicable in the MMDS industry.

     2.9  INFORMATION.    Company will provide Manager with complete access to
all the Company's facilities and to all information and data deemed by Manager to be necessary for Manager to provide the Services described herein and such other information that Manager may require to perform its services under this Agreement. Manager shall be entitled to rely upon the accuracy and completeness of all information that it reasonably believes to have been furnished to it by Company or at Company's direction, and shall have no duty to inquire about such information. Company shall fully cooperate with the Manager.

     2.10 EXCLUSIVE RELATIONSHIP. During the term of this Agreement, Manager shall have the exclusive authority to act on behalf of the Company with respect to the Spectrum and the Company shall not engage any other person to act for or on its behalf in respect thereof without the prior written consent of the Manager, which shall not be unreasonably withheld, conditioned or delayed.

                                      ARTICLE 3
                                   TERMS OF PAYMENT

     3.1  ENGINEERING/SPECTRUM MANAGEMENT SERVICES CONTRACT PRICE.

     (a)  CONTRACT BASE PRICE.  In consideration of the Services described in
ARTICLE 2 above, the Company shall pay to the Manager at the times set forth in this ARTICLE 3, an amount equal to 40% of the Fully Allocated Cost of Performance (the "Contract Base Price") together with an Administrative Services Fee equal to 20% of the Contract Base Price (the "Engineering/Spectrum Management Services Contract Price"). The Company shall also be

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responsible for reimbursement of expenses associated with the performance of
Manager's responsibilities hereunder directly related to the Company's Spectrum or properly allocated thereto, including but not limited to travel and lodging, filing fees, legal and accounting fees, and the costs associated with any independent contractor retained to deal solely with the Company's Spectrum; provided, that all such amounts are authorized and identified in the Business Plan or Approved Budget. All such amounts shall be determined and paid as provided in this SECTION 3.1.

     (b) FULLY ALLOCATED COST OF PERFORMANCE. The "Fully Allocated Cost of Performance" shall be calculated by taking the sum of (i) all AMI Personnel Costs, (ii) all AMI Office Rent Expenses, (iii) all AMI Equipment Expense and
(iv) AMI Contractor Expenses. The "AMI Personnel Costs" shall be the full costs of each AMI employee (including professional, support and secretarial staff), including without limitation their base salary, bonus (not to exceed 20% of base salary), retirement and health and welfare benefits and all associated taxes and withholdings. The "AMI Office Rent Expenses" shall include all payments required under the lease of the office space at 2102 Wilson Blvd., Arlington, VA. "AMI Equipment Expense" shall mean the cost of all equipment purchased for use by AMI Personnel (including computer equipment), but shall not include any allocation of general office supplies, which shall be absorbed by AMI as part of the Administrative Services Fee.

     (c) REIMBURSABLE EXPENSES. The Company will also be responsible for paying all of the Manager's out-of-pocket expenses related to the Engineering/Spectrum Management Services (including, without limitation, third party copying charges) and the Manager's expenses related to the Engineering/Spectrum Management Services performed directly for the benefit of the Company's business, such as postage, telephone and facsimile bills, dedicated telephone lines, transition services, etc., all such amounts to be authorized and identified in the Approved Budget appended to the Business Plan, without the Company's consent. Office supplies and general office expenses (such as coffee machines and similar non-essential sundry items) shall not be reimbursed but shall be considered a part of the Administrative Service Fee.

     (d)  PAYMENT TERMS.   The Engineering/Spectrum Management Contract Price
shall be estimated for a three month period and paid at the beginning of each such three (3) month period during the term of this Agreement, with the actual Fully Allocated Cost of Performance calculated and an appropriate adjustment payment made for actual expenses within 20 days following the end of each such period during the term. Reimbursable Expenses as provided in SECTION 3.1(C) shall be payable immediately upon submission of invoices therefor, with appropriate supporting documentation, all in form and substance reasonably acceptable to the Company. Late amounts shall bear interest after the fifth day at the rate of one half of one percent per month, compounded monthly, or such lesser amount as may be provided under applicable law.

     (e) COMPANY'S RIGHT TO AUDIT. The Company at its own expense and through its

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independent accountants, shall have access at reasonable times upon reasonable notice, to inspect all records relating to the services performed hereunder and all fees, charges and expenses payable by the Company. Should there be found a variance of 5% or more from the Approved Budget, which variance shall have been reasonably conceded by Manager, then Manager shall pay the reasonable cost of such investigation.

     3.2 ACTING COO. In consideration for Manager's provision of an acting COO, the Company shall pay to Manager, for the first 6 months of the term of this Agreement, 75% of the applicable CAI Personnel Cost for the individual provided by Manager to the Company as acting COO. Amounts payable under this
Section 3.2 shall be payable monthly in advance and shall not exceed the amount for such services contained in the Approved Budget. The parties hereto agree to negotiate in good faith an appropriate percentage of the CAI Personnel Cost for the acting COO for the period following the initial 6 months of the term of this Agreement.

     3.3 ACTING CEO SERVICES. In consideration for Manager's provision of an acting CEO, the Company shall pay to Manager, for the first 6 months of the term of this Agreement, 30% of the applicable CAI Personnel Cost for the individual provided by Manager to the Company as acting CEO. Amounts payable under this
Section 3.3 shall be payable monthly in advance and shall not exceed the amount for such services contained in the Approved Budget. The parties hereto agree to negotiate in good faith an appropriate percentage of the CAI Personnel Cost for the acting CEO for the period following the initial 6 months of the term of this Agreement.

                                      ARTICLE 4
                             TERM OF AGREEMENT/IP RIGHTS

     4.1 TERM. This Agreement shall be effective from the date hereof and shall terminate on the fifth anniversary hereof, at which time it may be renewed, extended, or modified by a written agreement signed by both parties hereto; provided, however, that, in the event that either party hereto materially or repeatedly defaults in the performance of any of its duties or obligations hereunder and does not substantially cure such default within thirty (30) days after being given written notice specifying the default, or, with respect to those defaults which cannot reasonably be cured within thirty
(30) days, if the defaulting party fails to proceed promptly after being given such notice to commence curing the default and thereafter to proceed to cure the same, then the party not in default may, by giving notice thereof to the defaulting party, terminate this Agreement as of a date specified in such notice of termination.

     4.2 EARLY TERMINATION OF SECTIONS 2.5, 2.6, 3.2 AND 3.3. The Company may, upon ten (10) business days written notice and payment in full of all outstanding amounts hereunder, if any, terminate either or both of the Acting CEO Services under SECTION 2.5 and the Operational Management Services under
SECTION 2.6, provided that the Company is not otherwise in default of its obligations hereunder. Upon such termination the Company's obligations under
SECTION 3.3 and/or SECTION 3.2, as the case may be, shall cease and the

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balance of this Agreement shall continue in full force and effect.

     4.3 RIGHTS TO INTELLECTUAL PROPERTY. The Company agrees that all inventions, discoveries, improvements, computer software, firmware, programs, documentation, manuals and other works or authorship (collectively "Intellectual Property"), whether or not copyrightable or patentable, made, created, developed, written or conceived by Manager during the provision of services under this Agreement will not be deemed work for hire. All such Intellectual Property will be property of Manager. Company hereby assigns to Manager all right, title and interest in and to all Intellectual Property. Notwithstanding anything to the contrary set forth herein, Manager hereby grants a royalty-free license in perpetuity to Company to use the Intellectual Property in the markets in which the Company has Spectrum during the term of this Agreement and notwithstanding the termination of this Agreement.

     4.4  SURVIVAL OF CERTAIN PROVISIONS.   Company agrees that notwithstanding
the termination of this Agreement pursuant to SECTION 3.1 hereto Section 4.3, and ARTICLES 6 and 9 shall survive any such termination and remain in full force and effect.

                                      ARTICLE 5
                           RISK OF LOSS; INSURANCE AND LAWS

     5.1  RISK.   Manager shall provide for all proper safeguards and shall
assume all risks of loss to Manager and its employees incurred in performing Services hereunder.

     5.2  INSURANCE.   Manager shall provide the insurance coverage written with
an authorized carrier rated "B+" or better, and deliver to Company certificates for the following insurance:

     (a) Comprehensive General Liability, with limits of liability to be $1,000,000 general aggregate including products and completed operations, contractual liability and personal injury, such policy to be written on an occurrence form;

     (b) Comprehensive Automobile Liability, with limits of liability to be $500,000 combined single limit, such coverage to include all owned autos, hired and non-owned, automobile bodily injury, personal liability and automobile property damage;

     (c) Workers' Compensation with limits of liability to be $100,000 for each accident, $500,000 Disease-Policy Limit, $500,000 Disease with respect to each Employee; and

     (d) All policies shall name CS Wireless Systems, Inc. as an additional insured regarding any work performed pursuant to the terms hereof.

     5.3  LAWS.   Manager shall comply with applicable federal, state and local laws and

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regulations (i) governing health and safety of its employees assigned to perform Services, (ii) applicable to the performance of its Services and
(iii) to all acts taken and omissions on behalf of the Company.

                                  ARTICLE 6
                           PERFORMANCE OF SERVICES

     6.1  CONDUCT OF PERSONNEL.   Without limiting the responsibility of
Manager for the proper conduct of its personnel in the performance of services hereunder, the conduct of the personnel performing Services is to be guided by the representative designated by the Management Committee of Company and any additional special written instructions as may be agreed to by Manager and Company. Company acknowledges that Manager shall recruit and use its best efforts to hire, either as an employee or consultant, third parties to provide engineering and technical services and/or assist the Manager and Company with respect to the Services. Manager agrees that its personnel rendering Services shall cooperate with Company's employees and consultants and accept all assistance provided.

     6.2  SUPERVISION.   Manager is responsible for the direct management and
supervision of its personnel through such representative approved by Company and such representative will, in turn, be available at all reasonable times to report and confer with the designated agents or representatives of Company with respect to Services being rendered.

     6.3  QUALIFICATIONS AND REMOVAL.   Manager agrees that services to be
provided will be performed by qualified, careful and efficient employees in strict conformity with the best practices and highest applicable Standards. Manager further agrees that upon request of Company, it will remove from the performance of services at a facility of the Company any of its employees who, in the reasonable opinion of Company are not acting in the best interests of the Company and after notice to Manager and a period of two business days to correct the behavior, continue to act in a manner materially adverse to the best interests of the Company.

     6.4  REPORTS.   Manager shall supply Company promptly after such reports
become available with all internal written reports describing the progress and results of all services performed during the term hereof. In addition, Manager and its personnel shall deliver to Company oral reports concerning the Services from time to time as reasonably requested by Company.

                                      ARTICLE 7
                               CONFIDENTIAL INFORMATION

     7.1  RESTRICTION.   Each party hereto agrees not to use or disclose to
anyone other than their respective employees who need to know, during the term of this Agreement and thereafter, any Confidential Information (as hereinafter defined). If requested by another party hereto, the non-requesting party shall require its employees to execute confidentiality

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agreements prohibiting use or disclosure of Confidential Information.  For purposes of this Agreement, "Confidential Information" is (a) information contained in any materials delivered by a party hereto pursuant to this Agreement, and (b) information that relates to a party's business affairs or that of any of its customers or affiliates.

     7.2 DELIVERY. Upon termination of this Agreement, each party hereto shall deliver to the other or, at such other's election, destroy (which destruction shall be confirmed by the destroying company in writing), all Confidential Information.

     7.3 EXCLUSIVE OWNERSHIP. Manager shall be the sole owner and shall have the exclusive ownership of and right to use and to license others to use the Intellectual Property.

                                      ARTICLE 8
                              EXCUSE FOR NONPERFORMANCE

     8.1  FORCE MAJEURE.    Each party hereto shall be excused from performance
hereunder for any period and to the extent that it is prevented from performing any services pursuant hereto, in whole or in part, as a result of delays caused by the other party or by an act of God, war, civil disturbance, court order, labor dispute, third party nonperformance, or other cause beyond its reasonable control, including without limitation failures or fluctuations in electrical power, heat, light air conditioning or telecommunications equipment, and such nonperformance shall not be a default hereunder or a grounds for termination hereof. Notwithstanding the foregoing, in the event such condition exists for a period of greater than thirty (30) days, either party may terminate this Agreement by giving the other party written notice of termination, which termination shall be effective as of the date set forth in such notice.

                                      ARTICLE 9
                              COMPETITION AND EMPLOYEES

     9.1  SOLICITATION OF MANAGER'S EMPLOYEES.    Each party hereto agrees that
during the term of this Agreement and for a period of two (2) years immediately following the termination of this Agreement, it shall not solicit employees of any other party hereto or any affiliate thereof to leave the employ of such party and become employees or consultant or otherwise provide services to the soliciting party.

     9.2  HIRING COMPANY EMPLOYEES.   Manager agrees that it will assume the
financial obligations associated with the individuals specified on SCHEDULE 9.2 hereof forthwith and may, within 30 days of the execution of this Agreement, assume their employment.

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                                  ARTICLE 10
            INDEMNIFICATION AND DISCLAIMER OF CONSEQUENTIAL DAMAGES

     10.1 INDEMNIFICATION. Manager agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective directors, officers, agents, employees and controlling persons from and against any and all losses, claims, damages, liabilities and expenses (including the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees and expenses incurred in connection therewith) that result solely from the willful bad faith or gross negligence of the Manager in the performance of the Services that are the subject of this Agreement. No express or implied warranty is made by Manager in respect of any Service or product provided hereunder including, without limitation, any implied warranty or merchantability or fitness for a particular purpose. The Company agrees to indemnify, defend and hold harmless the Manager and its affiliates and their respective directors, officers, agents, employees and controlling persons from and against any and all losses, claims, damages, liabilities and expenses (including the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees and expense incurred in connection therewith) that result solely from the willful bad faith or gross negligence of the Company.

     10.2 DISCLAIMER OF CONSEQUENTIAL DAMAGES.   IN NO EVENT WILL EITHER PARTY
BE LIABLE FOR PUNITIVE DAMAGES OR FOR INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OF ANY PARTY, INCLUDING THIRD PARTIES. FURTHER, NO CAUSE OF ACTION WHICH ACCRUED MORE THAN ONE (1) YEAR PRIOR TO THE FILING OF A SUIT ALLEGING SUCH CAUSE OF ACTION MAY BE ASSERTED AGAINST EITHER PARTY.

                                  ARTICLE 11
                              SECURITY AND RECORDS

     11.1 SECURITY.   Manager and the Company will each maintain strict
security (i) with respect to any facilities granted access to by one to the other and (ii) regarding any materials or information delivered from one to the other or developed by Manager in the performance of Services, and Manager shall allow no person other than its employees, independent contractors and those of Company access to such materials, information or facilities.

     11.2 RECORDS. Manager will maintain a daily record of Services rendered hereunder. Manager will keep such records throughout the term of this Agreement which records shall be available for inspection by the Company at Manager's reasonable request. At the termination of this Agreement all such records shall be delivered to Company.

                                  ARTICLE 12
                                   GENERAL

     12.1 ASSIGNMENT.    This Agreement shall be binding on, and inure to the
benefit of, the parties hereto and their respective representatives, successors, and permitted assigns, but

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

neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or delegated by any of the parties hereto, whether by operation of law or otherwise, without the prior written consent of the other party (which consent may not be unreasonably withheld and/or delayed), nor is this Agreement intended to confer upon any other person other than the parties hereto any rights or remedies hereunder. Any assignment or delegation in violation of this Agreement shall be null and void AB INITIO. Nothing in the foregoing shall be interpreted to limit the right of the Manager to retain third party independent contractors to provide all or any part of the services required hereunder; provided, however, that such persons shall be subject to the supervision of the Manager who shall remain liable for the performance of the duties hereunder, directly or through such third persons.

     12.2 GOVERNING LAW.   This Agreement shall be governed by, and construed
and interpreted in accordance with, the substantive laws of the State of Delaware without giving effect to any conflict of laws principle or rule that might require the application of the laws of another jurisdiction.

     12.3 AMENDMENT.   This Agreement, including the Schedules hereto, may be
amended only by an instrument in writing executed by the parties.

     12.4 SECTION HEADINGS.   Section and Article headings are for reference
purposes only and shall not affect the interpretation or meaning of this Agreement.

     12.5 NOTICES.   All notices pursuant to this Agreement shall be in
writing, except as provided herein. Notices in writing shall be sufficient if hand delivered or mailed by first class mail, postage prepaid, or sent by nationally recognized overnight courier or sent by confirmed facsimile transmission, with a copy by first class mail or courier, in each case to the attention of the person listed below and to the party intended as the recipient thereof at the address of such party set forth in the preamble, or at such other address or to the attention of such other person as such party shall have designated for such purpose in a written notice complying as to delivery with the terms of this Section.

          AMI or CAI:    CAI Wireless Systems, Inc.
                         18 Corporate Woods Boulevard, Third Floor
                         Albany, New York 12211
                         Attn:  Chief Financial Officer
                         Fax:   (518) 462-3045

          Company:       CS Wireless Systems, Inc.
                         1101 Summit Avenue,  Plano, TX 75074
                         Attn:    Chief Financial Officer
                         Fax:     (972)398-1110

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

     12.6 NO WAIVER OF PERFORMANCE. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any right accruing under this Agreement nor affect any subsequent breach, nor affect the effectiveness of this Agreement or any part hereof nor prejudice either party as regards any subsequent action.

     12.7 ENTIRE AGREEMENT; CONFLICTING PROVISIONS.   This Agreement, together
with the Schedules hereto, constitutes the entire agreement between Manager and Company with respect to the subject matter hereof and no representation or statement not contained in the main body of this Agreement or such Schedules shall be binding upon Manager or Company as a warranty or otherwise in the event of any conflict between the terms of the main body of this Agreement and any of the Schedules hereto, the terms of the main body of this Agreement shall govern.

     12.8 TRADEMARKS. Manager shall use its own name or trademarks in all dealings. It may not use any trademarks or trade names or rights to use same belonging to the Company and/or its subsidiaries or affiliates (other than the Manager) without the Company's prior written consent in each instance. Company shall use its own name or trademarks in all dealings. It may not use any trademarks or trade names or rights to use same belonging to the Manager and/or its subsidiaries or affiliates (other than the Company) without the Manager's prior written consent in each instance.

     12.9 NO THIRD PARTY BENEFICIARIES. This Agreement and the rights and obligations hereunder do not and shall not confer any rights to any third parties and no third parties shall have any rights under this Agreement

     12.10 ATTORNEYS' FEES. In the event that attorneys' fees or other costs are incurred to secure performance of any of the obligations set forth in this Agreement, to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way or prosecution or defense, the prevailing party (as determined by the judge, or other trier of fact, in its sole discretion) shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     12.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

     12.12 SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then each party will be relieved of its obligations arising under such provision to the extent such provision is declared or found to be illegal, unenforceable or void (it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective), and each provision not so affected will be enforced to the full extent permitted by law.

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

     12.13 RELATIONSHIP OF PARTIES. It is the express intention and understanding of the Manager and the Company that the relationship of the Manager to the Company shall be at all times that of an independent contractor, with the Manager having full and complete liberty to use its own free and uncontrolled will, judgment and discretion as to the method and manner of performing the obligations of the Manager hereunder. Other than the Services specifically stated herein to be performed by Manager, Manager does not undertake by this Agreement or otherwise to perform any regulatory or contractual obligation of Company, or to assume any responsibility for Company's business or operations. Nothing herein contained or done pursuant to this Agreement shall constitute the Manager or its agents or employees a partner or joint venturer of the Company, or a fiduciary of (i) the Company,
(ii) any benefit plan of the Company, or (iii) any employee of the Company.

     12.14 OTHER DOCUMENTS. Each party hereto agrees to execute any and all documents, and to perform such other acts, that may be necessary or expedient to further the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have respectively caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.



                                   CS Wireless Systems, Inc.


                                   By:       /s/ John M. Lund
                                   Name:     John M. Lund
                                   Title:    CFO

                                   CAI Wireless Systems, Inc.


                                   By:       /s/ James P. Ashman
                                   Name:     James P. Ashman
                                   Title:    EVP and CFO

                                   CAI/AMI Spectrum Management, Inc.


                                   By:       /s/ James P. Ashman
                                   Name:     James P. Ashman
                                   Title:    EVP


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